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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  JUNE 8, 1999
                Date of Report (Date of earliest event reported)


                      WHITE MOUNTAINS INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)



       DELAWARE                     1-8993               94-2708455
(State or other jurisdiction of     (Commission          (I.R.S. Employer
 incorporation or organization)           file number)       Identification No.)


                     80 SOUTH MAIN STREET, HANOVER, NH 03755
                    (Address of principal executive offices)


                                 (603) 643-1567
              (Registrant's telephone number, including area code)


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ITEM 5.    OTHER INFORMATION

On June 8, 1999, the Registrant repurchased 450,000 shares of its common stock, par value $1.00, ("Shares") in a private transaction with an unaffiliated party for a total of $67.5 million (the "Repurchase"). The Repurchase involves approximately 8% of the Registrant's Shares currently outstanding. The Repurchase will be funded with cash on hand and the Registrant intends to hold the Shares acquired in its treasury.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                White Mountains Insurance Group, Inc.



Dated: June 9, 1999             By:            /s/
                                   --------------------------------------------
                                          Michael S. Paquette
                                          Senior Vice President and
                                           Controller